Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:
TrustCo Announces Launch of
Common Stock Offering

Glenville, New York – June 8, 2011

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) (the “Company”) today announced that marketing has commenced for an underwritten public offering of approximately 13.6 million shares of its common stock. Sandler O’Neill & Partners, L.P. and Stifel, Nicolaus & Company, Incorporated will act as underwriters for the offering. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares sold to the public to cover over-allotments, if any.

TrustCo intends to direct shares to its existing stockholders who express an interest in increasing their investment in TrustCo as part of the overall offering. No specific number of shares has been allocated to existing stockholders.  The Company intends to use the proceeds from the offering for general corporate purposes, including investment in the capital of Trustco Bank, its bank subsidiary.

The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents incorporated therein by reference that the Company filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P. at (866) 805-4128 or and Stifel, Nicolaus & Company, Incorporated at (443) 224-1988.  Stockholders of the Company will be mailed copies of the preliminary prospectus supplement and the prospectus relating to the offering on or about June 14, 2011.  Additional copies of the preliminary prospectus supplement and the prospectus relating to the offering can be obtained by calling the Stock Information Center, toll-free, at (877) 643-8197 from 9:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state.

TrustCo Bank Corp NY is a $4.0 billion savings and loan holding company and through its subsidiary, Trustco Bank, operates 134 offices in New York, New Jersey, Vermont, Massachusetts, and Florida. In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance and statements regarding TrustCo’s ability to offer and sell securities under its shelf registration statement. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities), real estate and collateral values, changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board (“FASB”) or the Public Company Accounting Oversight Board; changes in local market areas and general business and economic trends and the matters described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, as amended, and in our subsequent securities filings.